Exhibit 5(b)

31 October 2025

To:	Bristol-Myers Squibb Company Route 206 & Province Line Road, Princeton, New Jersey 08543 BMS Ireland Capital Funding DAC Plaza 254, Blanchardstown Corporate Park 2 Dublin 15, Ireland
Re:	BMS Ireland Capital Funding DAC - Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Dear Sirs,

1.	Basis of Opinion

1.1
We are acting as Irish counsel to BMS Ireland Capital Funding DAC, a designated activity company limited by shares, incorporated under the laws of Ireland (company registration number 785841) and having its registered office at Plaza 254, Blanchardstown Corporate Park 2, Dublin 15, Ireland (the “Issuer”), in connection with the Form S-3 registration statement filed with the United States Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) on 13 December 2024 (the “Initial Registration Statement”), as amended by the Post-Effective Amendment No. 1 filed on the date hereof (the “Post-Effective Amendment” and, together with the Initial Registration Statement as amended by the Post-Effective Amendment, the “Registration Statement”).

1.2
We refer to the debt securities that may be issued by the Issuer pursuant to the Registration Statement (the “Debt Securities”), which will be fully and unconditionally guaranteed by Bristol-Myers Squibb Company (the “Guarantor”).

1.3	The Debt Securities will be issued under the indenture dated 31 October 2025 entered into by and among the Issuer, the Guarantor and The Bank of New York Mellon, as trustee (the “Indenture”).
1.4
This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigation of, and we express no opinion as to the laws of, any other jurisdiction or the effect thereof. We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of the obligations or rights expressed in the Transaction Documents (as defined below) or the transactions contemplated thereby (the “Transaction”).

1.5	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;
(b)	the Transaction Documents; and
(c)	the Searches (as defined below).

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Debt Securities, other than the Transaction Documents.

1.6	For the purpose of giving this Opinion, we have examined and relied on copies of the Transaction Documents sent to us by e-mail in pdf or other electronic format.
1.7	References in this Opinion to:

(a)	“Companies Act” means the Companies Act 2014 of Ireland;
(b)	“CRO” means the Irish Companies Registration Office;
(c)	“Ireland” means Ireland exclusive of Northern Ireland and “Irish” shall be construed accordingly;
(d)	“SEC” means the United States Securities and Exchange Commission;
(e)	“Searches” means the searches listed in paragraph 1.8; and
(f)	“Transaction Documents” means the documents listed in Schedule 1 (Transaction Documents) hereto.

1.8	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Issuer on 31 October 2025:

(a)
on the file of the Issuer maintained by the CRO for returns of allotments, special resolutions amending the memorandum and articles of association of the Issuer (the “Memorandum and Articles of Association”), mortgages, debentures, or similar charges or notices thereof and notice of the appointment of directors and secretary of the Issuer and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search;
(c)	in the Central Office of the High Court for any proceedings and petitions filed in respect of the Issuer;
(d)
on the register of persons disqualified or restricted from acting as directors of companies incorporated in Ireland which is maintained by the Registrar of Companies in the CRO against the names of the current directors of the Issuer as identified in the search results referred to in sub-paragraph (a) above.

1.9
This Opinion is given on the basis that our client is the Issuer. For the purposes of giving this Opinion, we have taken instructions solely from our client and from its US counsel Kirkland & Ellis LLP.

1.10
This Opinion is governed by and is to be construed in accordance with the laws of Ireland (as interpreted by the courts of Ireland at the date hereof). Any addressee of this Opinion agrees, for our benefit, that the courts of Ireland shall have exclusive jurisdiction to settle any dispute arising out of, or in connection with, this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law which may occur after the date of this Opinion.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Issuer is a designated activity company limited by shares, is duly incorporated and validly existing under the laws of Ireland;
2.2
the Issuer has all requisite corporate capacity, power and authority to issue the Debt Securities, enter into, execute, deliver and perform its obligations under the Debt Securities and the Transaction Documents, and to take all action as may be necessary to complete the Transaction;

2.3
based solely on the Searches and the Director’s Certificate (as defined below), the Issuer has not taken any corporate action for its winding up, dissolution, court protection or reorganisation or for the appointment of an examiner, liquidator, trustee or similar officer in respect of the Issuer or any or all of its assets, revenue or undertakings and no other party has taken any action or commenced any proceedings for the winding up, dissolution, court protection or reorganisation of the Issuer or for the appointment of a receiver, liquidator, examiner, trustee or similar officer in respect of the Issuer or any or all of the Issuer’s assets, revenues or undertakings;

2.4
the execution, delivery and performance by the Issuer of the Transaction Documents and the consummation of the Transaction including the execution and delivery of any Debt Securities has been duly authorised by all necessary corporate action on the part of the Issuer;

2.5
the issue of the Debt Securities and entry into the Transaction Documents will not, when entered into, violate, conflict with or constitute a default under (i) any law, order, rule, decree, statute or regulation of Ireland; or (ii) the Memorandum and Articles of Association of the Issuer; and

2.6	the Indenture has been duly executed and delivered by the Issuer.

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Debt Securities

3.1
that, when filed with the SEC, the Registration Statement will not differ in any material respect from the final draft that we have examined and that before any Debt Securities are offered, issued and sold, the Registration Statement and any amendments to the Registration Statement (including post-effective amendments) will have become effective under the Securities Act;

3.2
that, at the time of issue of the Debt Securities, the authority of the Issuer and the directors of the Issuer to issue the Debt Securities, as provided for in the Memorandum and Articles of Association, the Resolutions (as defined below), and the Companies Act, is in full force and effect;

3.3	that the filing of the Registration Statement with the SEC has been authorised by all necessary actions under all applicable laws other than Irish law;
3.4
that, as at the time of the issue of the Debt Securities, such issue shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Issuer or to which the Issuer is a party or otherwise bound or subject;

3.5
that the Indenture will have been duly authorised, executed and delivered by the parties thereto (other than the Issuer), as applicable, and constitutes legally valid and binding obligations on the parties thereto (other than the Issuer), enforceable against each of them in accordance with its terms;

3.6
that any power of attorney granted by the Issuer in respect of the issue and allotment of the Debt Securities shall have been duly granted, approved and executed in accordance with the Memorandum and Articles of Association, the Companies Act, the Powers of Attorney Act 1996 of Ireland and all other applicable laws, rules and regulations;

3.7
that the terms of the Debt Securities will have been established so as not to violate, conflict with or constitute a default under (a) the Memorandum and Articles of Association; (b) any agreement, instrument, undertaking, arrangement, deed or covenant affecting the Issuer or its properties or to which the Issuer is a party or otherwise bound or subject; (c) any law, rule or regulation to which the Issuer or its properties is subject; (d) any judicial or regulatory order or decree of any governmental authority; or (e) any consent, approval, license, authorisation or validation of, or filing, recording or registration with, any governmental authority;

3.8
to the extent that any offer of Debt Securities is made in any member state of the European Union (“Member State”) or in the United Kingdom, such offer will benefit from an exemption from the obligation to publish an offering prospectus pursuant to Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC (the “Prospectus Regulation”) and, in the case of the United Kingdom, the retained EU law version of the Prospectus Regulation which applies in the United Kingdom), as amended;

3.9
that the Debt Securities will have been duly authorised, established, certificated, executed, delivered, countersigned and registered, as applicable, in accordance with the provisions of the Memorandum and Articles of Association, the Resolutions, applicable law and the terms of the Indenture;

Authenticity and bona fides

3.10
the completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.11
where incomplete Transaction Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Transaction Documents correspond in all respects with the last draft of the complete Transaction Documents submitted to us;

3.12
that the Transaction Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

3.13
that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held and all formalities were duly observed, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout, that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof, and that such resolutions (whether passed at a meeting or by way of written resolution) have not been amended or rescinded and are in full force and effect;

3.14
that each of the Transaction Documents is up to date and current and has not been amended, varied or terminated in any respect and no resolution contained in any of the Transaction Documents has been amended, varied, revoked or superseded in any respect;

3.15
that there is, at the relevant time of the allotment and issuance of the Debt Securities, no matter affecting the authority of the directors to issue and allot the Debt Securities, not disclosed by the Memorandum and Articles of Association of the Issuer or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

3.16
that the Memorandum and Articles of Association in the form adopted on 31 October 2025 are the current memorandum and articles of association of the Issuer, are up to date and have not been amended or superseded and that there are no other terms governing the Debt Securities other than those set out in the Memorandum and Articles of Association;

Accuracy of searches and warranties

3.17	the accuracy and completeness of the information disclosed in the Searches and that such information has not since the time of such search or enquiry been altered. It should be noted that;

(a)	the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for;
(b)	the position reflected by the Searches may not be fully up-to-date; and
(c)
searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Issuer;

3.18	that there has been no alteration in the status or condition of the Issuer as disclosed by the Searches;
3.19	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Transaction Documents; and

Commercial Benefit

3.20
that the Transaction Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Debt Securities with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and any amendments thereto. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

5.	No Refresher

This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this Opinion.

Yours faithfully,

/s/ Arthur Cox LLP
ARTHUR COX LLP

SCHEDULE

Transaction Documents

1.	A copy of the Post-Effective Amendment filed by the Issuer and the Guarantor with the SEC on 31 October 2025.
2.	A copy of the resolutions of the board of directors of the Issuer dated 29 October 2025 approving the Transaction (the “Resolutions”).
3.	A copy of the Memorandum and Articles of Association in the form adopted on 31 October 2025.
4.	A copy of the certificate of incorporation of the Issuer dated 9 April 2025.
5.	A copy of the Indenture dated 31 October 2025 between the Issuer, the Guarantor and The Bank of New York Mellon, as trustee.
6.
A certificate of a director of the Issuer dated 31 October 2025 (the “Director’s Certificate”) attaching, among other things, copies of the Memorandum and Articles, Resolutions and the Certificate of Incorporation.